Exhibit 10.1

Appendix A to The Washington Trust Company Annual Performance Plan, which was filed as Exhibit 10.1 to Washington Trust Bancorp, Inc.’s Quarterly Report on Form 10-Q (File No. 000-13091) for the quarterly period ended March 31, 2007, has been amended and restated in its entirety as set forth below:

Amended and Restated Appendix A to The Washington Trust Company Annual Performance Plan, dated as of March 17, 2008

Appendix A –Target Bonus Awards

Target bonus award levels for Executive Officers are as follows:

Position	Total Target*
CEO	45%
COO	40%
Executive Vice Presidents	30%
Senior Vice Presidents	25%
* as a percentage of regular earnings

Target bonus award levels applicable only to calendar year 2008 were adjusted by the Compensation Committee as outlined below:

Position	2008 Adjusted Total Target*
CEO	41.15%
COO	36.58%
Executive Vice Presidents	27.44%
Senior Vice Presidents	22.86%
* as a percentage of regular earnings